UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2020

EyePoint Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices, and Zip Code)

(617) 926-5000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into A Material Definitive Contract.

The Paycheck Protection Program (“PPP”) was established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), to provide loans as a direct incentive to qualifying small businesses to keep their U.S. workers on the payroll during the COVID-19 pandemic.

The COVID-19 pandemic has resulted in the temporary closure of many of EyePoint Pharmaceuticals, Inc.'s (the "Company") customers’ facilities and postponements of elective surgical procedures and physician office visits which has had a material impact on the demand for the Company’s products. On April 1, 2020, the Company announced a restructuring and cost reduction plan in an effort to conserve cash during this period of significantly reduced product revenue.

Given the uncertainty in the duration of the COVID-19 pandemic and the resumption of most elective procedures and physician office visits, the Company applied for and on April 22, 2020 received a $2,041,405 loan under the PPP, which amount covers the salaries and related costs of the Company’s employees for approximately two months (the “PPP Loan”).  The PPP Loan is necessary to support the Company's ongoing operations and enables the Company to avoid employee furloughs or layoffs in the near term. In connection with the PPP Loan, the Company entered into a note on April 21, 2020 with Silicon Valley Bank (the “Note”). The term of the PPP Loan is two years. The annual interest rate on the PPP Loan is 1.0% and no payments of principal or interest are due during the six-month period beginning on the date of the PPP Loan. The Company may prepay the PPP Loan at any time prior to maturity with no prepayment penalties.  The Note contains events of default and other provisions customary for a loan of this type. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and the maintenance of payroll levels. No assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part.

Cautionary Note on Forward-Looking Statements

This report and the accompanying press release contain forward-looking statements, including, but not limited to, statements related to (i) the expected financial impact of the COVID-19 pandemic on the Company’s business and (ii) the sufficiency of the PPP Loan to support the Company’s operations for a limited period of time. These forward-looking statements are based on the Company's current expectations and inherently involve significant risks and uncertainties. The Company's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks, uncertainties and contingencies related to the COVID-19 pandemic and the impact of the COVID-19 pandemic on the Company’s business and operations. In addition, the Company's operating costs may be greater than anticipated and the Company’s cash conservation efforts may have an adverse impact on the Company's operations notwithstanding the PPP Loan. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company's most recent annual report on Form 10-K and the Company's quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Note dated April 21, 2020 between EyePoint Pharmaceuticals, Inc. and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EyePoint Pharmaceuticals, Inc.

Date: April 28, 2020	By:	/s/ Nancy Lurker
	Name:	Nancy Lurker
	Title	President and Chief Executive Officer